SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	May 4, 2013

                                BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION	(COMMISSION	(I.R.S. EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska		68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

                                 (402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 4, 2013, Berkshire Hathaway Inc. (the “Company”) held its annual meeting of shareholders. The agenda items for the meeting are shown below along with the vote of Company’s Class A and Class B common stock voting together as a single class, with respect to each of the agenda items. There were two agenda items acted on at that meeting as follows: 1) Election of Directors; and 2) a shareholder proposal with respect to establishing reasonable, quantitative goals for reduction of greenhouse gas and other air emissions at Berkshire’s energy-generating holdings; and requesting that Berkshire publish a report to shareholders on how it will achieve such goals. Berkshire’s shareholders reelected all of Berkshire’s directors and elected one new director in an uncontested election. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	696,566	9,783
Charles T. Munger	697,621	8,727
Howard G. Buffett	699,495	6,853
Stephen B. Burke	705,479	869
Susan L. Decker	703,604	2,744
William H. Gates III	704,587	1,761
David S. Gottesman	704,702	1,646
Charlotte Guyman	703,815	2,533
Donald R. Keough	703,764	2,584
Thomas S. Murphy	695,404	10,944
Ronald L. Olson	696,656	9,693
Walter Scott, Jr.	703,855	2,493
Meryl B. Witmer	705,418	930

The results of the vote on the shareholder proposal were as follows.

	For	Against	Abstain
Proposal 2 – Shareholder proposal	57,569	598,162	50,616

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2013	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg Senior Vice President and Chief Financial Officer